UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2014

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Third Amended and Restated Certificate of Incorporation and the Third Amended and Restated Bylaws of AMC Entertainment Holdings, Inc. (the “Corporation”), the Nominating and Corporate Governance Committee of the Corporation has recommended to the board of directors of the Corporation (the “Board”), and the Board has determined, that it is advisable and in the best interest of the Corporation to increase the size of its Board from seven (7) to nine (9).  On October 22, 2014, the Board appointed Howard W. “Hawk” Koch Jr. to serve as a Class II Director of the Board to fill one of the two vacant positions created by the expansion of the Board.  Mr. Koch will receive an annual cash retainer of $50,000 and an annual stock award under the 2013 Equity Incentive Plan with a value of $100,000, each to be calculated on a prorated basis for the remainder of 2014.  The Corporation has not determined the committees of the Board on which Mr. Koch is expected to serve.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has du1y caused this report to be signed on its behalf by the undersigned hereunto du1y authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: October 24, 2014	By:	/s/ Craig R. Ramsey
Craig R. Ramsey
Executive Vice President and Chief Financial Officer